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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Commercial Assets, Inc.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                      [COMMERCIAL ASSETS, INC. LETTERHEAD]


                               IMPORTANT REMINDER

July 13, 2000


Dear Commercial Assets, Inc. Stockholder:

     The Special Meeting of Stockholders of Commercial Asserts, Inc. is scheduled for August 1, 2000. THIS LETTER IS TO REMIND YOU THAT YOUR VOTE IS IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

     At the Special Meeting we are seeking your vote to approve the merger of Commercial Assets, Inc. and Asset Investors Corporation. Under the terms of the merger agreement, Commercial Assets stockholders will be entitled to receive either .4075 shares of Asset Investors common stock or $5.75 in cash for one share of Commercial Assets. However, the aggregate amount of cash to be paid to Commercial Assets' stockholders is limited to $20,411,741.00 (3,549,868 shares of Commercial Assets common stock). If Commercial Assets' stockholders elect to receive more than this amount in the aggregate, the offer will be prorated and stockholders will receive part cash and part Asset Investors common stock.

     In order to receive cash, you must contact your broker immediately and instruct him to submit your Commercial Assets shares on or before July 31, 2000. Stockholders who do not submit instructions electing cash will be issued shares of Asset Investors common stock. Cash and Asset Investors common stock will be issued promptly after the merger is consummated.

     PLEASE BE ADVISED THAT SUBMITTING AN ELECTION FOR CASH DOES NOT AUTOMATICALLY CONVERT INTO A VOTE FOR THE MERGER. STOCKHOLDERS MUST ALSO VOTE THEIR SHARES VIA MAIL, PHONE OR THE INTERNET.

     TO DATE, YOUR PROXY HAS NOT BEEN RECEIVED. We encourage you to read carefully the joint proxy statement/prospectus previously mailed to you and to vote promptly using the enclosed duplicate proxy form. You may also vote by telephone or over the Internet. Simply follow the instructions included on the reverse side of this letter.

     As detailed in the joint proxy statement/prospectus previously mailed to you, Commercial Assets and Asset Investors believe the merger will be beneficial to both companies because:

o It will result in a larger Real Estate Investment Trust with a higher market capitalization that is closely focused on the ownership, acquisition and development of manufactured home communities;

o The combined company's investment portfolio would be broadened as a result of the combination;

o It will result in the elimination of duplicative expenses of approximately $400,000 per year; and

o It will eliminate the conflict of interest inherent in Asset Investors' role as Commercial Assets' manager.


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     FOR REASONS OUTLINED IN THE JOINT PROXY STATEMENT/PROSPECTUS YOUR BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER.

     REMEMBER, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER SINCE THIS PROPOSAL REQUIRES THE APPROVAL OF TWO-THIRDS OF THE OUTSTANDING SHARES.

     If you need another copy of the joint proxy statement/prospectus or have any questions, please call our proxy solicitor, MacKenzie Partners, Inc. toll free at (800) 322-2885 or collect at (212) 929-5500.

     We appreciate your prompt attention to voting your shares.


                                   Sincerely,


                                   /s/ TERRY CONSIDINE
                                   --------------------------------------------
                                   Terry Considine
                                   Chairman and Chief Executive Officer




                      INSTRUCTIONS FOR VOTING BY TELEPHONE


          * Using a touch-tone phone, call the 800 telephone number located in the upper left of the enclosed proxy.

          * Use your 12-digit control number, which is located above Proposal 1 to access the voting menu.

          *    Follow the recorded instructions



                    INSTRUCTIONS FOR VOTING VIA THE INTERNET

          *    Contact www.PROXYVOTE.com.

          * Use your 12-digit control number, which is located above Proposal 1 to access the voting screen.

               If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 - 2885 (toll-free) or (212) 929 - 5500 (call collect).